UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 7, 2024

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 O’Brien Drive

Menlo Park, California 94025

(Address of principal executive offices) (Zip Code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PACB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Letter Agreement

On November 7, 2024, in connection with the Exchange Transaction (as defined below), Pacific Biosciences of California, Inc. (the “Company”) and SB Northstar LP (“SBN”) entered into a letter agreement (the “First Letter Agreement”). Pursuant to the First Letter Agreement, the Company and SBN agreed that, upon any conversion of the New Notes (as defined below), SBN shall not be entitled to be issued a number of shares of the Company’s common stock, par value $0.001 per share (the “common stock”), which would cause SBN’s beneficial ownership of common stock to initially exceed either 9.9% of the total number of issued and outstanding shares of common stock following such conversion or 9.9% of the combined voting power of all of the securities of the Company. The First Letter Agreement further places certain lock-up restrictions on the Exchange Shares (as defined below), New Notes and any shares of common stock issued upon conversion of the New Notes (the “Conversion Shares”), for a six-month period beginning on the closing date of the Exchange Transaction (the “Lock-up Period”); the lock-up restrictions will terminate immediately prior to the consummation of any change in control of the Company.

The foregoing description of the First Letter Agreement is qualified in its entirety by reference to the First Letter Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 of this Current Report on Form 8-K regarding the New Notes (as defined below) is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

On November 7, 2024, the Company entered into the Exchange Agreement (as defined below), pursuant to which it agreed to issue $200 million aggregate principal amount of the New Notes, deliver 20,451,570 shares of common stock (the “Exchange Shares”) and make a payment of cash in the amount of $50 million (the “Cash Payment”) to SBN in exchange for $459 million aggregate principal amount of the Company’s outstanding 1.50% Convertible Senior Notes due 2028 (the “2028 Notes”), in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company will issue the New Notes and Exchange Shares to SBN in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company will rely on this exemption from registration based in part on representations made by SBN in the Exchange Agreement. The Conversion Shares, if any, will be issued in transactions anticipated to be exempt from registration under the Securities Act pursuant to Section 3(a)(9) thereof. The Company does not intend to file a registration statement covering the resale of the New Notes, the Exchange Shares or the Conversion Shares, if any.

Item 8.01	Other Events.

Exchange Transaction

On November 7, 2024, the Company entered into a privately negotiated exchange agreement (the “Exchange Agreement”) with SBN, the holder of the 2028 Notes, pursuant to which the Company will issue $200 million aggregate principal amount of the Company’s 1.50% Convertible Senior Notes due 2029 (the “New Notes”) and the Exchange Shares and make the Cash Payment in exchange for $459 million aggregate principal amount of the 2028 Notes (the “Exchange Transaction”), in a transaction exempt from registration under the Securities Act and the rules and regulations thereunder.

In exchange for issuing the New Notes, delivering the Exchange Shares and making the Cash Payment pursuant to the Exchange Transaction, the Company will receive and cancel the exchanged 2028 Notes. Following the closing of the Exchange Transaction, no 2028 Notes will remain outstanding.

The Exchange Transaction is expected to close on or about November 21, 2024, subject to customary closing conditions. The issuance of the New Notes will occur under an indenture related to the New Notes, to be dated on or around November 21, 2024, between the Company and U.S. Bank Trust Company, National Association, as trustee.

The New Notes will represent senior unsecured obligations of the Company and will pay interest semi-annually in arrears on each February 15 and August 15, commencing on February 15, 2025, at a rate of 1.50% per annum. The New Notes will mature on August 15, 2029, unless earlier converted, redeemed or repurchased. Following the expiration of the Lock-up Period, the New Notes will be convertible at the option of the holder at any time until the second scheduled trading day prior to the maturity date, including in connection with a redemption by the Company. The New Notes will be convertible into shares of common stock, based on an initial conversion rate of 204.5157 shares of common stock per $1,000 principal amount of the New Notes (which is equal to an initial conversion price of approximately $4.89 per share), in each case subject to customary anti-dilution and other adjustments as a result of certain extraordinary transactions. On or after August 20, 2027 and prior to the 31st scheduled trading day immediately preceding the maturity date, the Company may redeem for cash all or any portion of the New Notes if the last reported sale price of the common stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption.

If the Company undergoes a fundamental change (as defined in the indenture governing the New Notes), holders may require the Company to purchase for cash all or part of their New Notes at a purchase price equal to 100% of the principal amount of the New Notes to be purchased, plus accrued and unpaid interest, if any, up to, but excluding, the fundamental change repurchase date, and all unpaid interest from the fundamental change repurchase date to, but excluding, the maturity date.

The New Notes will be subject to certain debt and lien covenants as well as springing guarantees, in each case, the terms of which will be set forth in a second letter agreement (the “Second Letter Agreement”) between the Company and SBN to be dated on or around November 21, 2024.

The Company will not receive any cash proceeds from the Exchange Transaction. In exchange for issuing the New Notes, delivering the Exchange Shares and making the Cash Payment pursuant to the Exchange Transaction, the Company will receive and cancel the exchanged 2028 Notes.

Press Release

On November 7, 2024, the Company issued a press release announcing the Exchange Transaction. A copy of the press release is filed as Exhibit 99.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Letter Agreement, dated November 7, 2024, between the Company and SB Northstar LP
99.1	Press release, dated November 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

	By:	/s/ Susan Kim
Susan Kim
Chief Financial Officer
Date: November 7, 2024